THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.
SUBJECT TO THE PROVISIONS OF SECTION 12 HEREOF, THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. EASTERN TIME ON MARCH 10, 2028 (THE “EXPIRATION DATE”).
No. ___
OPORTUN FINANCIAL CORPORATION
WARRANT TO PURCHASE _______ SHARES OF
COMMON STOCK, PAR VALUE $0.0001 PER SHARE
For VALUE RECEIVED, ____________________ (“Warrantholder”), is entitled to purchase, subject to the provisions of this Warrant, from Oportun Financial Corporation, a Delaware corporation (“Company”), at any time not later than 5:00 p.m., Eastern time, on the Expiration Date (as defined above), at an exercise price per share equal to $0.01 (the exercise price in effect being herein called the “Warrant Price”), ______ shares (“Warrant Shares”) of the Company’s Common Stock, par value $0.0001 per share (“Common Stock”). The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.
Section 1.Registration. The Company shall maintain books for the original issuance and registration of transfers of the Warrant. Upon the initial issuance of this Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.
Section 2.Transfers. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act, or an exemption from such registration. Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.
Section 3.Exercise of Warrant. (a) Subject to the provisions hereof, the Warrantholder may exercise this Warrant in whole or in part at any time prior to its expiration on the Expiration Date upon surrender of the Warrant, together with email delivery of the duly executed Warrant exercise form attached hereto as Appendix A (the “Exercise Agreement”) and payment by cash, certified check or wire transfer of funds for the aggregate Warrant Price for that number of Warrant Shares then being purchased, to the Company in accordance with the notice provisions in Section 16 hereof. The Warrant Shares so purchased shall be deemed to be issued to the Warrantholder or the Warrantholder’s designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or evidence of loss, theft or destruction thereof and security or indemnity satisfactory to the Company), the Warrant Price shall have been paid and the completed Exercise Agreement shall have been delivered. Book entry statements for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the Warrantholder within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised. The book entry statements so delivered shall be in such denominations as may be requested by the Warrantholder and shall be registered in the name of the Warrantholder or such other name as shall be designated by the Warrantholder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such book entry statements, deliver to the Warrantholder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. As used herein, “business day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.
This Warrant may also be exercised at any time by means of a “cashless exercise” in which the Warrantholder shall be entitled to receive the number of Warrant Shares equal to the quotient obtained by dividing (A-B)*(X) by (A), where:
(A) = the Market Price (as defined below) on the trading day immediately preceding the date of such election;
(B) = the Exercise Price of this Warrant, as adjusted; and
(X) = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.
“Market Price” as of a particular date (the “Valuation Date”) shall mean the following: (a) if the Common Stock is then listed on a national stock exchange, the ten (10) day dollar volume-weighted average price (“VWAP”) of the Common Stock on such exchange ending on the last trading day prior to the Valuation Date; (b) if the Common Stock is then quoted on the National Association of Securities Dealers, Inc. OTC Bulletin Board (the “Bulletin Board”) or such similar exchange or association, the ten (10) day VWAP of the Common Stock on Nasdaq, the Bulletin Board or such other exchange or association ending on the last trading day prior to the Valuation Date; or (c) if the Common Stock is not then listed on a national stock exchange or quoted on Nasdaq, the Bulletin Board or such other exchange or association, the fair market value of one share of Common Stock as of the Valuation Date, shall be determined in good faith by the Board of Directors of the Company. If the Common Stock is not then listed on a national securities exchange, the Bulletin Board or such other exchange or association, the Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Warrantholder prior to the exercise hereunder as to the fair market value of a share of Common Stock as determined by the Board of Directors of the Company. In the event that the Board of Directors of the Company and the Warrantholder are unable to agree upon the fair market value in respect of subpart (c) hereof, the Company and the Warrantholder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Company and the Warrantholder.
Section 4.Compliance with the Securities Act of 1933. The Company shall cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

Section 5.Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the Warrantholder in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid. The Warrantholder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.
Section 6.Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.
Section 7.Reservation of Common Stock. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 7, out of the authorized and unissued shares of Common Stock, sufficient shares to provide for the exercise of the rights of purchase represented by this Warrant. The Company agrees that all Warrant Shares issued upon due exercise of the Warrant shall be, at the time of delivery of such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company. The Company shall use its best efforts to cause the Warrant Shares, immediately upon such exercise, to be listed on any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares are listed at the time of such exercise.
Section 8.Adjustments. Subject and pursuant to the provisions of this Section 8, the number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter and the Warrant Price will be adjusted to reflect a fair allocation of the economics of such event to the Warrantholder.
(a)If the Company shall, at any time or from time to time while this Warrant is outstanding, (i) pay a dividend or make a distribution on its Common Stock or any other capital stock of the Company payable in shares of Common Stock or in Options or Convertible Securities, except with respect to securities or equity awards granted under any equity incentive plans adopted by the Board of Directors of the Company for the benefit of employees, directors, independent contractors or similar persons, or (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to any such dividend, distribution or subdivision shall be proportionately increased. For purposes of this Section 8, “Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities and “Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options. Such adjustments shall be made successively whenever any event listed above shall occur.
(b)If the Company shall, at any time, or from time to time while this Warrant is outstanding, combine (including by reverse stock split) its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of the Warrant in effect immediately prior to the date upon which such change shall become effective, shall be proportionately decreased. Such adjustments shall be made successively whenever any event listed above shall occur.
(c)If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such Warrants been exercised immediately prior to such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume in writing to the reasonable satisfaction of the Warrantholder the obligations of the Company hereunder, including the Company’s obligations to deliver to the Warrantholder, at the last address of the Warrantholder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Warrantholder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this paragraph (c) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.
(d)In the event that the Company shall fix a payment date for the making of a dividend or distribution to all holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities (other than Common Stock, Options or Convertible Securities), property or options by way of a dividend (including a cash dividend), spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Warrantholder shall be entitled to participate in such Distribution to the same extent that the Warrantholder would have participated therein if the Warrantholder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution and as if such Warrantholder had exercised the Warrants immediately before such date; provided, however, to the extent that the Warrantholder’s right to participate in any such

Distribution would result in the Warrantholder exceeding the Beneficial Ownership Limitation, if applicable, then the Warrantholder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Warrantholder until such time, if ever, as its right thereto would not result in the Warrantholder exceeding the Beneficial Ownership Limitation, if applicable
(e)An adjustment to the Warrant Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.
(f)In the event that, as a result of an adjustment made pursuant to this Section 8, the Warrantholder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.
Section 9.Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a sale of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may at the election of the Warrantholder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.
Section 10.Beneficial Ownership. Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any portion of this Warrant for Warrant Shares, and the Warrantholder shall not have the right to exercise any portion of this Warrant for Warrant Shares, pursuant to the terms and conditions of this Warrant to the extent that after giving effect or immediately prior to such exercise of the Warrant for Warrant Shares, the Warrantholder together with the other Attribution Parties collectively would beneficially own in excess of 9.9% (the “Beneficial Ownership Limitation”) of the number of shares of Common Stock issued and outstanding immediately after giving effect to such exercise of the Warrant for Warrant Shares. Any portion of an exercise that would result in the issuance of shares in excess of the Beneficial Ownership Limitation shall be treated as null and void ab initio. In any case in which the exercise of the Warrant for Warrant Shares would result in the Warrantholder together with the other Attribution Parties collectively beneficially owning shares of Common Stock in excess of the Beneficial Ownership Limitation, the Company shall issue to the Warrantholder the number of shares of Common Stock that would result in such Warrantholder beneficially owning shares of Common Stock as approximately equal to the Beneficial Ownership Limitation as possible without the Company issuing any fractional shares of Common Stock. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Warrantholder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, filed with the Securities and Exchange Commission prior to the date hereof, (y) a more recent public announcement by the Company or (z) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of the Warrantholder, the Company shall within three (3) trading days confirm in writing or by electronic mail to the Warrantholder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Warrantholder since the date as of which such number of outstanding shares of Common Stock was reported. Upon delivery of a written notice to the Company, the Warrantholder may from time to time terminate, increase or decrease the Beneficial Ownership Limitation to any other percentage as specified in such notice not in excess of 19.99%; provided that any such increase or decrease will apply only to the Warrantholder and the other Attribution Parties and not to any other Warrantholder of Warrants that is not an Attribution Party of the Warrantholder; provided further that any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Beneficial Ownership Limitation shall not be deemed to be beneficially owned by the Warrantholder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. For purposes of this Section 10, the aggregate number of shares of Common Stock beneficially owned by the Warrantholder and the Attribution Parties shall include the shares of Common Stock issuable upon the exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (x) exercise of the remaining unexercised and non-cancelled portion of this Warrant by the Warrantholder and (y) exercise or conversion of the unexercised, non-converted or non-cancelled portion of any other securities of the Company (including without limitation any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including without limitation any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock), that is subject to a limitation on conversion or exercise analogous to the limitation contained herein and is beneficially owned by the Attribution Parties. For purposes of this Section 10, “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the date hereof, directly or indirectly managed or advised by the Warrantholder’s investment manager or any of its affiliates or principals, (ii) any direct or indirect affiliates of the Warrantholder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Section 13(d) group together with the Warrantholder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would be aggregated with the Warrantholder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. The provisions of this Section 10 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this section to the extent necessary or desirable to properly give effect to the Beneficial Ownership Limitation.
Section 11.Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of this Warrant. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 11, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising Warrantholder an amount in cash equal to the Market Price of such fractional share of Common Stock on the date of exercise.
Section 12.Extension of Expiration Date. If (a) the Company fails to cause any Registration Statement covering Registrable Securities (as defined in the Registration Rights Agreement between the Company and the lenders named in the Credit Agreement (as defined below) dated as of the date hereof (the “Registration Rights Agreement”)) (i) to be filed prior to the Filing Deadline (as defined in the Registration Rights Agreement) or (ii) to be declared effective prior to the Effectiveness Deadline (as defined in the Registration Rights Agreement) or (b) the Company suspends the use of any Prospectus (as defined in the Registration Rights Agreement) included in any Registration Statement (as defined in the Registration Rights Agreement) beyond the time periods set forth in Section 2(c)(ii) of the Registration Rights Agreement (each of (a)(i), (a)(ii) or (b) of this Section 12, a “Registration Default”), then the Expiration Date of this Warrant shall be extended one day for each day that the Registration Default continues.

Section 13.Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.
Section 14.Notices to Warrantholder.
(a)Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Warrantholder or any defect therein shall not effect the legality or validity of the subject adjustment.
(b)In the event:
(i)that the Company shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or
(ii)of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another Person, or sale of all or substantially all of the Company's assets to another Person or any anticipated change in its listing status, whether voluntary or involuntary; or
(iii)of the voluntary or involuntary dissolution, liquidation, or winding-up of the Company;
then, and in each such case, the Company shall send or cause to be sent to the Holder at least ten (10) Business Days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, meeting or consent, or other right or action, and a description of such dividend, distribution, or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, sale, voluntary or involuntary change in listing status, dissolution, liquidation, or winding-up is proposed to take place, and the date, if any is to be fixed and to the extent applicable, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up , and the amount per share and character of such exchange applicable to the Warrant and the Warrant Shares. To the extent that any notice required by this Warrant would constitute or contain material, non-public information regarding the Company, the Company shall simultaneously file such notice or the information contained in such notice with the Securities and Exchange Commission pursuant to a Current Report on Form 8-K.

Section 15.Identity of Transfer Agent. The Transfer Agent for the Common Stock is American Stock Transfer & Trust Company, LLC. Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will mail or email to the Warrantholder a statement setting forth the name and address of such transfer agent.
Section 16.Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by email, when sent if sent during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, provided, that, in either case, sender receives receipt of such notice by the recipient, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given the earlier of (A) receipt of such notice by the recipient or (B) one business day after delivery to such carrier. All notices shall be addressed as follows: if to the Warrantholder, at its address as set forth in the Company’s books and records and, if to the Company, at the address as follows, or at such other address as the Warrantholder or the Company may designate by ten days’ advance written notice to the other:
If to the Company:
Oportun Financial Corporation
2 Circle Star Way
San Carlos, California 94070
Attention: General Counsel
Email: legal@oportun.com
Telephone: (650) 810-8823
With a copy to:
Orrick, Herrington & Sutcliffe LLP
51 West 52nd Street
New York, NY 10019
Attention: Robert Moyle; Adam Ross; Albert Vanderlaan
Telephone: (212) 506-5189
Section 17.Registration Rights. The initial Warrantholder is entitled to the benefit of certain registration rights with respect to the shares of Common Stock issuable upon the exercise of this Warrant as provided in the Registration Rights Agreement and any subsequent Warrantholder may be entitled to such rights.
Section 18.Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.
Section 19.Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law provisions thereof. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE WARRANTHOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.
Section 20.No Rights as Stockholder. Prior to the exercise of this Warrant and except as otherwise provided in Section 8 or Section 14, the Warrantholder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Warrant, including, without limitation, voting rights or notice rights provided to stockholders of the Company.
Section 21.Amendment; Waiver. This Warrant is one of a series of Warrants of like tenor issued by the Company pursuant to the Credit Agreement (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), dated September 14, 2022, among the Company, as borrower, the lenders from time to time party thereto, Wilmington Trust, National Association, as administrative agent for the lenders, and Wilmington Trust, National Association, as collateral agent for the secured parties, as amended by Amendment No. 1 to Credit Agreement dated as of November 22, 2022 and Amendment No. 2 to Credit Agreement, dated as of March 10, 2023, and initially covering an aggregate of 1,980,242 shares of Common Stock (collectively, the “Company Warrants”). Any term of this Warrant may be amended or waived (upon the written consent of the Company and the holders of Company Warrants representing at least 50% of the number of shares of Common Stock then subject to all outstanding Company Warrants (the “Majority Holders”)); provided, that (x) any such amendment or waiver must apply to all Company Warrants; and (y) the number of Warrant Shares subject to this Warrant, the Warrant Price, the adjustment provisions included in Section 8 of this Warrant and the Expiration Date may not be amended, and the right to exercise this Warrant may not be altered or waived, without the written consent of each Warrantholder. Notwithstanding the foregoing, no amendment or waiver of the Warrants shall be necessary for the issuance of additional Warrants pursuant to the Terms of the Credit Agreement.
Section 22.Section Headings. The section headings in this Warrant are for the convenience of the Company and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the 10th day of March, 2023.
OPORTUN FINANCIAL CORPORATION
By:___________________________
Name:
Title:

APPENDIX A
OPORTUN FINANCIAL CORPORATION
WARRANT EXERCISE FORM
To Oportun Financial Corporation:
The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant (“Warrant”) for, and to purchase thereunder by the payment of the Warrant Price and surrender of the Warrant, _______________ shares of Common Stock (“Warrant Shares”) provided for therein. The undersigned intends that payment of the Warrant Price shall be made as (check one):
____ “Cash Exercise” under Section 3
____ “Cashless Exercise” under Section 3
and requests that certificates for the Warrant Shares be issued as follows:
_______________________________
Name
________________________________
Address
________________________________
________________________________
Federal Tax ID or Social Security No.
and delivered by (certified mail to the above address), or
(electronically (provide DWAC Instructions):___________________), or
(other (specify): __________________________________________).
and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned’s Assignee as below indicated and delivered to the address stated below.
Dated: ___________________, ____
Note: The signature must correspond with the name of the Warrantholder as written on the first page of the Warrant in every particular, without alteration or enlargement or any change whatever, unless the Warrant has been assigned.
Signature:______________________
______________________________
Name (please print)
______________________________
______________________________
Address
______________________________
Federal Identification or
Social Security No.

Assignee:
_______________________________